Schedule A

to

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

Dated:             June 1, 2018

Revised:          November 5, 2019

Expense Limited Fund	End of Initial Term
PIMCO Dividend and Income Fund	October 31, 2019
PIMCO EqS® Long/Short Fund	October 31, 2019
PIMCO RAE Emerging Markets Fund	October 31, 2019
PIMCO RAE Global ex-US Fund	October 31, 2019
PIMCO RAE Global Fund	October 31, 2019
PIMCO RAE International Fund	October 31, 2019
PIMCO RAE US Fund	October 31, 2019
PIMCO RAE US Small Fund	October 31, 2019
PIMCO REALPATH® Blend Income Fund	October 31, 2019
PIMCO REALPATH® Blend 2020 Fund	October 31, 2019
PIMCO REALPATH® Blend 2025 Fund	October 31, 2019
PIMCO REALPATH® Blend 2030 Fund	October 31, 2019
PIMCO REALPATH® Blend 2035 Fund	October 31, 2019
PIMCO REALPATH® Blend 2040 Fund	October 31, 2019
PIMCO REALPATH® Blend 2045 Fund	October 31, 2019
PIMCO REALPATH® Blend 2050 Fund	October 31, 2019
PIMCO REALPATH® Blend 2055 Fund	October 31, 2019
PIMCO REALPATH® Blend 2060 Fund	October 31, 2021

PIMCO Equity Series	PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	By:
Name: Bradley A. Todd	Name: Peter G. Strelow
Title: Treasurer	Title: Managing Director & Co-Chief Operating Officer